EXECUTION VERSION

FORBEARANCE AGREEMENT

FORBEARANCE AGREEMENT (“Agreement”) dated as of March 30, 2019, by and among (1) Jus-Com, Inc., an Indiana corporation (“Jus-Com”), FTE Networks, Inc., a Nevada corporation (“Holdings”), Benchmark Builders, Inc., a New York corporation (“Benchmark” and together with Jus-Com and Holdings, the “Borrower”), (2) Focus Venture Partners, Inc., a Nevada Corporation, FTE Holdings, LLC, a Nevada limited liability company, Optos Capital Partners, LLC, a Delaware limited liability company, Focus Fiber Solutions, LLC, a Delaware limited liability company, Crosslayer, Inc., a Nevada corporation, UBIQ Communications, LLC, a Nevada limited liability company, and Focus Wireless, LLC, a Delaware limited liability company (each a “Guarantor” and collectively, the “Guarantors”) (Guarantors and Borrowers, collectively the “Credit Parties”), (3) Lateral Juscom Feeder LLC, a Delaware limited liability company, as Administrative Agent (in such capacity, the “Agent”) and (4) the lenders party hereto (collectively, the “Forbearing Lenders”).

R E C I T A L S:

WHEREAS, the Agent, the lenders from time to time party thereto (the “Lenders”) and the Credit Parties have entered into that certain Credit Agreement dated as of October 28, 2015 (as amended, restated, supplemented or otherwise modified prior to the date hereof, including pursuant to Amendment No. 1 to Credit Agreement dated as of April 5, 2016, Amendment No. 2 to Credit Agreement dated as of September 30, 2016, Amendment No. 3 to Credit Agreement dated as of April 20, 2017, and Amendment No. 4 to Credit Agreement dated as of February 12, 2019 (“Amendment No. 4”), the “Credit Agreement”), pursuant to which, among other things, the Lenders agreed, subject to the terms and conditions set forth in the Credit Agreement, to make certain loans and other financial accommodations to the Credit Parties;

WHEREAS, pursuant to Amendment No. 4, the Agent and the Lenders party thereto agreed, among other things, to forbear from exercising their default-related rights and remedies resulting from the Events of Default under the Credit Agreement and Loan Documents set forth on Annex B to Amendment No. 4 for the period set forth in Amendment No. 4 and on the terms and conditions set forth therein (the “Existing Forbearance Agreement”);

WHEREAS, as of the date hereof, the Events of Default set forth on Annex B to Amendment No. 4 remain continuing;

WHEREAS, the Credit Parties have requested that, notwithstanding the existence of such Events of Default and such other potential Events of Default as described more particularly below, the Agent and the Lenders forbear from exercising their respective default-related rights and remedies as a result of such Events of Default; and

WHEREAS, the Agent and the Forbearing Lenders, constituting Required Lenders under the Credit Agreement, are willing to agree to forbear from exercising their default-related rights and remedies resulting from such Events of Default solely for the period and on the terms and conditions specified herein.

NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree as follows:

Section 1. DEFINITIONS

1.1. Interpretation. All capitalized terms used herein (including the recitals hereto) shall have the respective meanings ascribed thereto in the Credit Agreement unless otherwise defined herein.

1.2. Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below:

(a) “Acceptable Restructuring Term Sheet” means a binding term sheet, among the Credit Parties, the Lenders comprising Required Lenders, the Agent, and any other parties thereto, governing the terms upon which the debts and other liabilities and capital structure of the Credit Parties are to be restructured, which such Acceptable Restructuring Term Sheet shall be acceptable to the Agent and Lenders comprising Required Lenders in their sole discretion.

(b) “Bankruptcy Default” means any Event of Default under Section 7.1(f) or 7.1(g) of the Credit Agreement.

(c) “Claim(s)” means, individually or collectively, as applicable, any and all actions, causes of action, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, rights, claims, demands, liabilities, losses, rights to reimbursement, subrogation, indemnification or other payment, costs or expenses, and reasonable attorneys’ fees, whether at law or in equity, of any kind, nature or description whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, and whether representing a past, present or future obligation.

(d) “Designated Defaults” means, collectively, the Existing Defaults and the Specified Default.

(e) “Existing Defaults” means the Events of Default more particularly identified on Exhibit A attached to this Agreement.

(f) “Forbearance Default” means (i) the occurrence of any Event of Default other than the Designated Defaults, (ii) the failure of the Borrower or any other Credit Party to timely comply with any term, condition, or covenant set forth in this Agreement, (iii) the failure of any representation or warranty made by the Borrower or any other Credit Party under or in connection with this Agreement to be true and complete in any material respect (without duplication of any materiality qualifier contained therein) as of the date when made, or (iv) the repudiation by any Credit Party with respect to this Agreement or any Loan Document or the pursuit of any Claim by any Credit Party against the Agent, any Forbearing Lender or any Releasee.

(g) “Forbearance Effective Date” shall have the meaning set forth in Section 6.1 of this Agreement.

(h) “Forbearance Period” means the period commencing on the date hereof and ending on the date which is the earliest of (i) the Outside Date, (ii) the occurrence of any Bankruptcy Default, or (iii) the date on which the Agent, at the direction of the Required Lenders, delivers to the Borrower a notice terminating the Forbearance Period, which such notice may be delivered at any time upon or after the occurrence of any Forbearance Default other than a Bankruptcy Default.

(i) “Outside Date” means April 5, 2019; provided, however, if an Acceptable Restructuring Term Sheet is entered into by April 5, 2019, then the Outside Date shall be automatically extended to April 12, 2019.

(j) “Release” shall have the meaning set forth in Section 9.7 of this Agreement.

(k) “Releasee” shall have the meaning set forth in Section 9.7 of this Agreement.

(l) “Specified Default” means the Event of Default under Section 7.1(a) of the Credit Agreement that will result from the Borrower’s failure to pay the outstanding Obligations on the Maturity Date in accordance with Section 1.6(a) of the Credit Agreement.

(m) “Termination Event” means the earliest to occur of the occurrences set forth in clauses (i), (ii), and (iii) of the definition of Forbearance Period.

Section 2. ACKNOWLEDGMENTS

2.1. Acknowledgment of Obligations. The Credit Parties hereby acknowledge, confirm and agree that as of the close of business on March 30, 2019, (a) the Borrower is indebted to the Lenders in respect of (i) the Existing Term Loans in the aggregate principal amount of not less than $36,440,581, and (ii) the Fourth Amendment Delayed Draw Term Loans in the aggregate principal amount of $12,631,579 and (b) the Borrower is indebted to the Lenders in respect of accrued but unpaid interest in the aggregate amount of not less than $1,721,483.1 The foregoing amounts do not include future interest, fees, expenses and other amounts chargeable or otherwise reimbursable under the Credit Agreement and the other Loan Documents. The Credit Parties hereby acknowledge, confirm and agree that all such Term Loans, together with interest accrued and accruing thereon (including any interest at the default rate), and all fees, costs, expenses and other charges now or hereafter payable by the Credit Parties to the Agent and the Lenders, are unconditionally owing by the Credit Parties to the Agent and the Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever.

1 $ 430, 371 is interest payable in kind.

2.2. Acknowledgment of Security Interests. Each Credit Party hereby acknowledges, confirms and agrees that the Agent has and shall continue to have valid, enforceable and perfected first-priority liens upon and security interests in the Collateral heretofore granted to the Agent (on behalf of the Secured Parties) pursuant to the Credit Agreement and the Loan Documents or otherwise granted to or held by the Agent.

2.3. Binding Effect of Documents. Each Credit Party hereby acknowledges, confirms and agrees that: (a) each of the Credit Agreement and the other Loan Documents (including, without limitation, this Agreement) to which it is a party has been duly executed and delivered to Agent and Lenders by such Credit Party, and each is and shall remain in full force and effect as of the date hereof except as modified pursuant hereto, (b) the agreements and obligations of such Credit Party contained in such documents and in this Agreement constitute the legal, valid and binding Obligations of such Credit Party, enforceable against it in accordance with their respective terms, and such Credit Party has no valid defense to the enforcement of such Obligations, and (c) the Agent and the Lenders are and shall be entitled to the rights, remedies and benefits provided for under the Credit Agreement, the other Loan Documents and applicable law.

Section 3. FORBEARANCE IN RESPECT OF DESIGNATED DEFAULTs

3.1. Acknowledgment of Default. Each Credit Party acknowledges and agrees that (i) the Specified Default may occur during the Forbearance Period and, upon occurrence thereof, will constitute an Event of Default, (ii) the Existing Defaults have occurred and are continuing, each of which constitutes an Event of Default and entitles the Agent and the Lenders to exercise their rights and remedies under the Credit Agreement, the other Loan Documents and applicable law and (iii) as of the date hereof, no Default or Events of Default exists other than the Existing Defaults and, except for the Specified Default, no other Defaults or Events of Default are expected to occur during the Forbearance Period.

3.2. Forbearance.

(a) In reliance upon the representations, warranties and covenants of the Credit Parties contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, the Agent and the Forbearing Lenders (constituting Required Lenders under the Credit Agreement) on behalf of all Lenders, agree that until the expiration or termination of the Forbearance Period, they will forbear from exercising their default-related rights and remedies under the Credit Agreement, the other Loan Documents or applicable law solely in respect of the Designated Defaults.

(b) Upon the occurrence of a Termination Event, the agreement of the Agent and the Forbearing Lenders to forbear from exercising their respective default-related rights and remedies shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which the Borrower and the other Credit Parties each waives. The Borrower and the other Credit Parties each agrees that any or all of the Agent and Lenders may at any time thereafter proceed to exercise any and all of their respective rights and remedies under any or all of the Credit Agreement, any other Loan Document and/or applicable law, including, without limitation, their respective rights and remedies with respect to the Designated Defaults. Without limiting the generality of the foregoing, upon the occurrence of a Termination Event the Agent and the Lenders may, in their sole discretion and without the requirement of any demand, presentment, protest, or notice of any kind, (i) suspend or terminate any extensions of credit under any or all of the Credit Agreement and other Loan Documents, (ii) commence any legal or other action to collect any or all of the Obligations from the Borrower, any other Credit Party and/or any Collateral, (iii) foreclose or otherwise realize on any or all of the Collateral, and/or appropriate, setoff or apply to the payment of any or all of the Obligations, any or all of the Collateral, and (iv) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Credit Agreement, any other Loan Documents and/or applicable law, all of which rights and remedies are fully reserved.

3.3. Extensions.

(a) Any agreement by the Lenders to extend the Forbearance Period, if any, must be set forth in writing and signed by a duly authorized signatory of each of the Agent and Lenders constituting Required Lenders under the Credit Agreement.

(b) The Borrower and the other Credit Parties each acknowledge that none of the Agent or any Forbearing Lender has made any assurances concerning (i) any possibility of an extension of the Forbearance Period, (ii) the manner in which or whether the Designated Defaults may be resolved or (iii) any additional forbearance, waiver, restructuring or other accommodations.

3.4. No Waivers; Reservation of Rights.

(a) The Agent and the Forbearing Lenders have not waived and are not by this Agreement waiving any Events of Default which may be continuing on the date hereof or any Events of Default which may occur after the date hereof (whether the same or similar to the Designated Defaults or otherwise), the Agent and the Forbearing Lenders have not agreed to forbear with respect to any of their rights or remedies concerning any Events of Default (other than, during the Forbearance Period, the Designated Defaults to the extent expressly set forth herein) occurring at any time.

(b) Subject to Section 3.2 above (solely with respect to the Designated Defaults), the Agent and the Forbearing Lenders reserve the right, in their discretion, to exercise any or all of their respective rights and remedies under the Credit Agreement, the other Loan Documents or applicable law as a result of any Events of Default occurring at any time. The Agent and the Forbearing Lenders have not waived any of such rights or remedies, and nothing in this Agreement, and no delay on their part in exercising any such rights or remedies, shall be construed as a waiver of any such rights or remedies.

(c) The parties hereto agree that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that any Lender may be entitled to take or bring in order to enforce its rights and remedies against the Borrower or any other Credit Party are, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.

(d) The Agent and the Forbearing Lenders have agreed not to charge a forbearance fee for their agreement not to exercise their default-related rights and remedies under the Credit Agreement, the other Loan Documents or applicable law as set forth in Section 3.2(a). The Agent and the Forbearing Lenders reserve the right, in their discretion, to charge a forbearance or any other fee in connection with any extension of the Forbearance Period or any other amendment, change, consent, waiver or other modification of this Agreement.

3.5. Default Interest. The Required Lenders hereby waive interest accruing at the default rate set forth in Section 1.3(d) of the Credit Agreement through April 5, 2019; provided that if an Acceptable Restructuring Term Sheet is entered into by April 5, 2019, then the foregoing waiver of default interest shall be automatically extended through April 12, 2019.

3.6. Additional Events of Default. The parties hereto acknowledge, confirm and agree that any misrepresentation by any Credit Party, or any failure of any Credit Party to comply with the covenants, conditions and agreements contained in this Agreement or action to invalidate or challenge the enforceability thereof, shall constitute an immediate Event of Default under this Agreement, the Credit Agreement and the other Loan Documents.

Section 4. SUPPLEMENTAL TERMS

4.1. Compliance With Credit Agreement. The Borrower and each of the other Credit Parties agrees that during the Forbearance Period, such Credit Party shall comply with all limitations, restrictions or prohibitions that would otherwise be effective or applicable under the Credit Agreement or other Loan Documents during the continuance of any Event of Default, including without limitation (i) pursuant to the terms and conditions set forth in Section 5.2(b) of the Credit Agreement, as a result of the Designated Defaults, the Credit Parties are prohibited from consummating dispositions pursuant to such Section and as more particularly described in such Section, (ii) pursuant to the terms and conditions set forth in Sections 5.4(j) and (k) of the Credit Agreement, as a result of the Designated Defaults, the Credit Parties are prohibited from making any Investments constituting loans and advances to Holdings and its Subsidiaries or any other Investments, in each case, pursuant to such Sections and as more particularly described in such Sections, (iii) pursuant to the terms and conditions set forth in Section 5.5(d) of the Credit Agreement, as a result of the Designated Defaults, the Credit Parties are prohibited from incurring Indebtedness consisting of Capital Lease Obligations or Indebtedness secured by Liens permitted by Section 5.1(h) of the Credit Agreement pursuant to such Section and as more particularly described in such Section and (iv) pursuant to the terms and conditions set forth in Sections 5.11(d), (e) and (f) of the Credit Agreement, as a result of the Designated Defaults, the Borrower is prohibited from declaring and making dividend payments or other distributions payable on account of its Stock and Stock Equivalents pursuant to such Sections and as more particularly described in such Sections. Actions taken (or omitted to be taken) by the Borrower or any other Credit Party in violation of such provisions while any Default or Event of Default exists will constitute additional Events of Default under the Credit Agreement and the other Loan Documents.

4.2. Rights Against Third Parties. Nothing herein shall restrict, impair or otherwise affect any Lender’s rights and remedies against third parties to enforce any subordination under any agreements containing subordination provisions in favor of any or all of the Lenders (including, without limitation, any rights or remedies available to the Lenders as a result of the occurrence or continuation of any Designated Default) or amend or modify any provision thereof.

Section 5. REPRESENTATIONS AND WARRANTIES

5.1. Credit Party Representations and Warranties. Each Credit Party hereby represents, warrants and covenants as follows:

(a) Each Credit Party and each of their respective Subsidiaries (i) is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable; (ii) has the power and authority and all governmental licenses, authorizations, Permits, consents and approvals to own its assets, carry on its business and execute, deliver, and perform its obligations under, this Agreement; (iii) is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license; and (iv) is in compliance with all Requirements of Law; except, in each case referred to in clause (iii) or clause (iv), to the extent that the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b) The execution, delivery and performance by each of the Credit Parties of this Agreement have been duly authorized by all necessary action, and do not and will not (i) contravene the terms of any of that Person’s Organization Documents, (ii) conflict with or result in any material breach or contravention of, or result in the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject, or (iii) violate any material Requirement of Law in any material respect.

(c) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party or any Subsidiary of any Credit Party of this Agreement.

(d) This Agreement constitutes the legal, valid and binding obligations of the Credit Parties, enforceable against such Person in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(e) The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

(f) As of the date hereof, except for the Designated Defaults, no Event of Default has occurred or is continuing under this Agreement, the Credit Agreement or any other Loan Document.

(g) The Secured Parties’ security interests in the Collateral continue to be valid, binding, and enforceable first-priority security interests that secure the Obligations, subject only to the Permitted Liens and no tax or judgment liens are currently of record against any Borrower or any other Credit Party.

(h) The recitals to this Agreement are true and correct.

Section 6. CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT

6.1 Conditions to Effectiveness. This Agreement shall become effective at the time (the “Forbearance Effective Date”) that all of the following conditions precedent have been met (or waived) as determined by the Agent and the Forbearing Lenders in their sole discretion:

(a) the Agent shall have received duly executed signature pages for this Agreement signed by the Agent, Lenders comprising Required Lenders, the Borrower and the other Credit Parties;

(b) the Borrowers shall have paid all accrued and unpaid reasonable and documented out-of-pocket fees, costs and expenses of the Agent (including, without limitation, the reasonable and documented out-of-pocket costs, fees, and expenses of King & Spalding LLP) incurred in connection with this Agreement, the Credit Agreement and the other Loan Documents; and

(c) The representations and warranties contained herein shall be true and correct in all material respects, and no Forbearance Default or event that with notice, the passage of time or both would constitute a Forbearance Default shall exist on the date hereof.

Section 7. RATIFICATION OF LIABILITIES

7.1. Ratification. The Borrower and the other Credit Parties, as debtors, grantors, pledgors, guarantors, assignors, or in other similar capacities in which such parties grant liens or security interests in their properties or otherwise act as accommodation parties or guarantors, as the case may be, under the Loan Documents, hereby ratify and reaffirm all of their payment and performance obligations and obligations to indemnify, contingent or otherwise, under each of such Loan Documents to which it is a party, and ratify and reaffirm their grants of liens on or security interests in their properties pursuant to such Loan Documents to which they are a party, respectively, as security for the Obligations under or with respect to the Credit Agreement, and confirms and agrees that such liens and security interests hereafter secure all of the Obligations, including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Agreement, the Credit Agreement or any other Loan Document. The Borrower and the other Credit Parties further agree and reaffirm that the Loan Documents to which they are parties now apply to all Obligations as defined in the Credit Agreement (including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Agreement, the Credit Agreement or any other Loan Document). Each such party (i) further acknowledges receipt of a copy of this Agreement and all other agreements, documents, and instruments executed and/or delivered in connection herewith, (ii) consents to the terms and conditions of same, and (iii) agrees and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and confirmed.

Section 8. Reference to and Effect upon the Credit Agreement

8.1. Continuing Effect of Credit Agreement. All terms, conditions, covenants, representations and warranties contained in the Credit Agreement and other Loan Documents, and all rights of the Lenders and all of the Obligations, shall remain in full force and effect. The Borrower and the other Credit Parties hereby confirm that the Credit Agreement and the other Loan Documents are in full force and effect and that neither the Borrower nor any other Credit Party has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any of the Obligations, the Credit Agreement or any other Loan Document.

8.2. No Waiver of Rights, Etc. Except as expressly set forth herein, the execution, delivery and effectiveness of this Agreement shall not directly or indirectly (i) create any obligation to make any further Term Loans or to continue to defer any enforcement action after the occurrence of any Default or Event of Default (including, without limitation, any Forbearance Default), (ii) constitute a consent or waiver of any past, present or future violations of any provisions of the Credit Agreement or any other Loan Documents nor constitute a novation of any of the Obligations under the Credit Agreement or other Loan Documents, (iii) amend, modify or operate as a waiver of any provision of the Credit Agreement or any other Loan Documents or any right, power or remedy of any Lender, (iv) constitute a consent by any Lender to any merger, sale, restructuring or refinancing transaction, voluntary or involuntary Insolvency Proceeding or any other transaction or proceeding of any kind or nature whatsoever, or impose any obligation on the Borrower, any other Credit Party or any Lender to pursue any of the foregoing, whether during the Forbearance Period or at any time thereafter or (v) constitute a course of dealing or other basis for altering any Obligations or any other contract or instrument. Except as expressly set forth herein, all of the rights, powers, and remedies of the Lenders under the Credit Agreement, the other Loan Documents and applicable law are reserved. All of the provisions of the Credit Agreement and the other Loan Documents are hereby reiterated, and if ever waived, are hereby reinstated.

8.3. Agreement as a Loan Document. From and after the Forbearance Effective Date, the term “Loan Documents” in the Credit Agreement and the other Loan Documents shall include, without limitation, this Agreement and any agreements, instruments and other documents executed and/or delivered in connection herewith.

8.4. Other Rights Unaffected. The Borrower and the Credit Parties acknowledge and agree that the Agent’s and the Forbearing Lenders’ agreement to forbear from exercising their default-related rights and remedies with respect to the Designated Default during the Forbearance Period does not in any manner whatsoever limit the Agent’s or any Lender’s right to insist upon strict compliance by the Borrower and the other Credit Parties with this Agreement, the Credit Agreement, or any other Loan Document during the Forbearance Period, in all cases, except as may be expressly set forth herein.

8.5. No Novation. This Agreement shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Credit Agreement or any other Loan Document.

Section 9. MISCELLANEOUS

9.1. Further Assurances. At the Credit Parties’ expense, the parties hereto shall execute and deliver such additional documents and take such further action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

9.2. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

9.3. Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and releases made in this Agreement or any other document furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the termination of the Forbearance Period, and no investigation by the Agent or the Forbearing Lenders or any closing shall affect the representations and warranties or the right of the Agent and the Forbearing Lenders to rely upon them.

9.4. Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement.

9.5. Conflict. The parties hereto intend for this Agreement to replace and supersede the terms and conditions set forth in the Existing Forbearance Agreement (but not, for the avoidance of doubt, any of the terms and conditions set forth in Amendment No. 4 other than those set forth in Section 7 thereof). In the event and to the extent of any conflict between the provisions of this Agreement and the Existing Forbearance Agreement, the provisions of this Agreement and any documents executed in connection with this Agreement with respect thereto shall govern.

9.6. Reviewed by Attorneys. Each party hereto represents and warrants to that it (a) understands fully the terms of this Agreement, including any attachments and exhibits, and the consequences of the execution and delivery of this Agreement, (b) has been afforded an opportunity to discuss this Agreement with, and have this Agreement reviewed by, such attorneys and other persons as such party may wish, and (c) has entered into this Agreement and executed and delivered all documents in connection herewith, of its own free will and accord and without threat, duress or other coercion of any kind by any Person. The parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.

9.7. Release. To further induce the Agent and the Forbearing Lenders to enter into this Agreement, the Borrower and the other Credit Parties each hereby absolutely and unconditionally releases and forever discharges the Agent and the Lenders, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns of the Agent and the Forbearing Lenders, together with all of the present and former directors, officers, agents, attorneys, and employees of any of the foregoing (collectively, the “Releasees”), from any and all Claims, whether arising in law or equity or upon contract or tort or under any provincial, state, local or federal law or otherwise, which the Borrower or the other Credit Parties have had, now have or have made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Agreement, whether such claims, demands and causes of action are matured or unmatured or known or unknown (the “Release”). It is the intention of the Borrower and the other Credit Parties in executing the Release that the same shall be effective as a bar to each and every Claim. The Borrower and the other Credit Parties acknowledge that each may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such Claims and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.

9.8. Relationship. Each Credit Party agrees that the relationship between the Agent and the Forbearing Lenders, on the one hand, and Credit Parties, on the other hand, is that of creditor and debtor and not that of partners or joint venturers. This Agreement does not constitute a partnership agreement, or any other association between the Agent and Forbearing Lenders, on the one hand, and Credit Parties, on the other hand. Each Credit Party acknowledges that the Agent and the Forbearing Lenders have acted at all times only as a creditor to the Credit Parties within the normal and usual scope of the activities normally undertaken by a creditor and in no event have the Agent or the Forbearing Lenders attempted to exercise any control over the Credit Parties or their business or affairs. Each Credit Party further acknowledges that the Agent and Forbearing Lenders have not taken or failed to take any action under or in connection with their respective rights under the Credit Agreement and the other Loan Documents that in any way or to any extent has interfered with or adversely affects such Credit Party’s ownership of Collateral.

9.9. Final Agreement. This Agreement, the Credit Agreement, the other Loan Documents, and the other written agreements, instruments, and documents entered into in connection therewith set forth in full the terms of agreement between the parties hereto and thereto with respect to the subject matter thereof and are intended as the full, complete, and exclusive contracts governing the relationship between such parties with respect to the subject matter thereof, superseding all other discussions, promises, representations, warranties, agreements, and understandings between the parties with respect thereto. Any waiver of any condition in, or breach of, any of the foregoing in a particular instance shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind. The Agent’s or any Lender’s exercise or failure to exercise any rights or remedies under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights and remedies in any other instances. There are no oral agreements among the parties hereto.

9.10. Governing Law and Jurisdiction.

(a) Governing Law. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including its validity, interpretation, construction, performance and enforcement (including any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).

(b) Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America sitting in the Southern District of New York and, by execution and delivery of this Agreement, each Credit Party executing this Agreement hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided that nothing in this Agreement shall limit the right of the Agent to commence any proceeding in the federal or state courts of any other jurisdiction to the extent the Agent determines that such action is necessary or appropriate to exercise its rights or remedies under this Agreement. The parties hereto irrevocably waive any objection, including an objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the brining of any such action or proceeding in such jurisdictions.

(c) Service of Process. Each Credit Party hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the Unites States with respect to or otherwise arising out of or in connection with this Agreement by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of the Borrower specified in the Credit Agreement (and shall be effective when such mailing shall be effective, as provided therein). Each Credit Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

9.11. Waiver of Jury Trial. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

9.12. Headings. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

9.13. Counterparts. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

[Signature Pages Follow]

BORROWERS:

JUS-COM, INC. FTE NETWORKS, INC. BENCHMARK BUILDERS, INC.

By
Name
Title

GUARANTORS:

FOCUS VENTURE PARTNERS, INC. FTE HOLDINGS, LLC OPTOS CAPITAL PARTNERS, LLC FOCUS FIBER SOLUTIONS, LLC CROSSLAYER, INC. UBIQ COMMUNICATIONS, LLC FOCUS WIRELESS, LLC

By
Name
Title

AGENT: LATERAL JUSCOM FEEDER LLC, as Agent

By:	Lateral Investment Management, LLC, its Manager

By:
Name:	Richard de Silva
Title:	Manager

LENDER:

LATERAL JUSCOM FEEDER LLC, as a Lender

By:	Lateral Investment Management, LLC, its Manager

By:
Name:	Richard de Silva
Title:	Manager

LATERAL FTE FEEDER LLC, as a Lender

By:	Lateral Investment Management, LLC, its Manager

By:
Name:	Richard de Silva
Title:	Manager

LATERAL U.S. CREDIT OPPORTUNITIES FUND, L.P., as a Lender

By:	Lateral Credit Opportunities, LLC, its General Partner

By:
Name:	Richard de Silva
Title:	Manager

NIAGARA NOMINEE L.P., as a Lender

By:	Lateral Investment Management LLC, its Manager

By:
Name:	Richard de Silva
Title:	Manager

EXHIBIT A
to
FORBEARANCE AGREEMENT

Existing Defaults

1.	Section 1.6(b) by failing to deliver the Net Proceeds to the Agent from the disposition of assets resulting from the execution of the agreements set forth on Schedule 2 hereto, resulting in an Event of Default pursuant to Section 7.1(a) of the Credit Agreement.

2.	Section 1.6(c) by failing to deliver the Net Proceeds to the Agent of the incurrence of Indebtedness resulting from the execution of the agreements set forth on Schedule 1 and Schedule 2 hereto, resulting in an Event of Default pursuant to Section 7.1(a) of the Credit Agreement.

3.	Section 4.11 by establishing deposit accounts with Bank of America, N.A. and failing to enter into a Control Agreement with respect to such depository accounts upon their establishment, resulting in an Event of Default pursuant to Section 7.1(c) of the Credit Agreement.

4.	Section 5.1(n) by incurring Liens in excess of an aggregate amount of $50,000.00 by entering into the agreements set forth on Schedule 2 hereto, resulting in an Event of Default pursuant to Section 7.1(c) of the Credit Agreement.

5.	Section 5.2 by disposing of assets resulting from the execution of the agreements set forth on Schedule 2 hereto, resulting in an Event of Default pursuant to Section 7.1(c) of the Credit Agreement.

6.	Section 5.5(g) by incurring Indebtedness in excess of an aggregate amount of $50,000.00 from the execution of the agreements set forth on Schedule 1 and Schedule 2 hereto, resulting in an Event of Default pursuant to Section 7.1(c) of the Credit Agreement.

7.	Section 5.9 by incurring Contingent Obligations in the form of guaranties under the agreements set forth in Schedule 2 hereto, resulting in an Event of Default pursuant to Section 7.1(c) of the Credit Agreement.

8.	Section 5.11 by making payments on Subordinated Indebtedness pursuant to the agreements set forth in Schedule 1 and Schedule 2 hereto, resulting in an Event of Default pursuant to Section 7.1(c) of the Credit Agreement.

9.	Section 4.3(a) by failing to deliver notice of a Default or Event of Default to the Agent on account of each of the foregoing actions, resulting in an Event of Default pursuant to Section 7.1(c) of the Credit Agreement.

Schedule 1 to Exhibit A

	Borrower	Counterparty	Issue Date	Amount

Convertible Redeemable Note	FTE Networks, Inc.	Adar Bays, LLC	June 3, 2018	$525,000.00
Note	FTE Networks, Inc.	Adar Alef, LLC	May 5, 2018	$1,070,000.00
Convertible Promissory Note	FTE Networks, Inc.	Auctus Fund, LLC	June 27, 2018	$525,000.00
Convertible Promissory Note	FTE Networks, Inc.	Auctus Fund, LLC	September 27, 2018	$525,000.00
Convertible Promissory Note	FTE Networks, Inc.	BHP Capital NY Inc.	July 26, 2018	$315,000.00
Convertible Redeemable Note	FTE Networks, Inc.	Cerberus Finance Group, Ltd.	November 5, 2018	$168,525.00
Convertible Redeemable Note	FTE Networks, Inc.	Cerberus Finance Group, Ltd.	December 3, 2018	$168,525.00
Convertible Redeemable Note	FTE Networks, Inc.	Cerberus Finance Group, Ltd.	January 3, 2019	$168,525.00
Convertible Redeemable Note	FTE Networks, Inc.	Crossover Capital Fund I, LLC	October 8, 2018	$210,526.00
Convertible Redeemable Note	FTE Networks, Inc.	Crossover Capital Fund I, LLC	August 30, 2018	$210,526.00
Convertible Redeemable Note	FTE Networks, Inc.	Crossover Capital Fund I, LLC	June 20, 2018	$210,526.00
Convertible Promissory Note	FTE Networks, Inc.	Crown Bridge Partners, LLC	October 25, 2018	$100,000.00
Convertible Redeemable Note	FTE Networks, Inc.	Eagle Equities, LLC	June 20, 2018	$525,000.00
Convertible Redeemable Note	FTE Networks, Inc.	Eagle Equities, LLC	April 27, 2018	$525,000.00

Schedule 1 to Exhibit A

Convertible Redeemable Note	FTE Networks, Inc.	Eagle Equities, LLC	November 2, 2018	$1,070,000.00
Convertible Unsecured Redeemable Note	FTE Networks, Inc.	GS Capital Partners, LLC	March 2, 2018	$365,000.00
Convertible Unsecured Redeemable Note	FTE Networks, Inc.	GS Capital Partners, LLC	April 11, 2018	$1,400,000.00
Convertible Redeemable Note	FTE Networks, Inc.	Jem Debt Fund I LLC	December 7, 2018	$321,000.00
Convertible Debenture	FTE Networks, Inc.	L2 Capital, LLC	January 30, 2018	$555,556.00
Convertible Promissory Note	FTE Networks, Inc.	Labrus Fund, LP	September 25, 2018	$525,000.00
Convertible Redeemable Note	FTE Networks, Inc.	LG Capital Funding, LLC	November 5, 2018	$280,875.00
Convertible Redeemable Note	FTE Networks, Inc.	LG Capital Funding, LLC	January 3, 2019	$280,875.00
Convertible Redeemable Note	FTE Networks, Inc.	LG Capital Funding, LLC	November 29, 2018	$280,875.00
Convertible Promissory Note	FTE Networks, Inc.	Morningview Financial, LLC	June 27, 2018	$262,500.00
Convertible Promissory Note	FTE Networks, Inc.	Morningview Financial, LLC	October 1, 2018	$157,000.00
Convertible Redeemable Note	FTE Networks, Inc.	One44 Capital LLC	October 5, 2018	$130,000.00
Convertible Redeemable Note	FTE Networks, Inc.	Quarum Holdings, LLC	November 5, 2018	$168,525.00
Convertible Redeemable Note	FTE Networks, Inc.	Quarum Holdings, LLC	January 7, 2019	$168,525.00
Original Issue Discount Convertible Promissory Note	FTE Networks, Inc.	RedDiamond Partners, LLC	September 7, 2018	$824,176.00
Convertible Redeemable Note	FTE Networks, Inc.	SBI Investments, LLC	June 21, 2018	$163,375.00
Convertible Promissory Note	FTE Networks, Inc.	St. George Investments LLC	March 21, 2018	$2,315,000.00

Schedule 2 to Exhibit A

	Borrower	Guarantor(s)	Counterparty	Date	Indebtedness

Secured Merchant Agreement	FTE Networks, Inc.	FTE Holdings, LLC Jus-Com, Inc Focus Venture Partners, Inc Benchmark Buildings, Inc. Focus Wireless LLC	Influx Capital, LLC	December 14, 2018	$2,000,000.00
Secured Merchant Agreement	FTE Networks, Inc.	FTE Holdings, LLC Jus-Com, Inc Focus Venture Partners, Inc Benchmark Buildings, Inc. Focus Wireless LLC	Franklin Funding Group LLC	December 14, 2018	$2,000,000.00
Merchant Agreement	Benchmark Builders Inc. FTE Networks Inc Focus Wireless LLC Jus-Com Inc.	David S. Lethem Michael C. Palleschi	Cap Call, LLC	December 14, 2018	$250,000.00
Secured Merchant Agreement	Benchmark Builders Inc. FTE Networks Inc Focus Wireless LLC Jus-Com Inc.	David S. Lethem Michael C. Palleschi	Preferred Capital	December 12, 2018	$500,000.00
Secured Merchant Agreement	FTE Networks, Inc.	Michael C. Pelleschi David S. Lethem	Alfa Advance	December 12, 2018	$450,000.00
Agreement for the Purchase and Sale of Future Receipts	FTE Holdings, LLC	David Scott Lethem FTE Networks, Inc. Jus-Com, Inc. Focus Venture Partners, Inc. Benchmark Builders, Inc. Optos Capital Partners, LLC Focus Wireless, LLC FTE Wireless, LLC Crosslayer, Inc.	Unique Funding Solutions LLC	December 17, 2018	$750,000.00

Secured Merchant Agreement	Benchmark Builders Inc. FTE Networks, Inc. Focus Wireless, LLC Jus-Com, Inc.	Davis S. Lethem Michael C. Palleschi	Addy Source LLC	December 12, 2018	$500,000.00
Merchant Agreement	Benchmark Builders Inc. FTE Networks, Inc. Focus Wireless, LLC Jus-Com, Inc.	Davis S. Lethem Michael C. Palleschi	Cap Call, LLC	November 30, 2018	$800,000.00
Secured Merchant Funding	FTE Networks, Inc.	Davis S. Lethem Michael C. Palleschi FTE Holdings, LLC Jus-Com, Inc Focus Venture Partners, Inc. Benchmark Builders, Inc.	Queen Funding LLC	November 28, 2018	$1,250,000.00
Future Merchant Services, LLC	FTE Networks, Inc.	David S. Lethem Michael C. Palleschi FTE Holdings, LLC Jus-Com, Inc Focus Venture Partners, Inc Benchmark Builders, Inc Focus Wireless LLC	Capital Merchant Services, LLC	November 28, 2018	$750,000.00
Future Receivables Sale and Purchase Agreement	FTE Networks, Inc.	David S. Lethem Michael C. Palleschi FTE Holdings, LLC Jus-Com, Inc Focus Venture Partners, Inc Benchmark Builders, Inc Focus Wireless LLC	Green Capital Funding, LLC	November 27, 2018	$600,000.00
Merchant Agreement	FTE Networks, Inc.	Davis S. Lethem Michael C. Palleschi FTE Holdings, LLC Jus-Com, Inc. Focus Venture Partners, Inc. Benchmark Builders, Inc. Focus Fiber Solutions, LLC Crosslayer Inc.	HFH CAP	October 30, 2018	$1,000,000.00
Secured	FTE Networks, Inc.	Davis S. Lethem	Hop Capital	November 8, 2018
Merchant		Michael C. Palleschi
Agreement		Benchmark Builders, Inc.
		FTE Holdings LLC
		Jus-Com, Inc.
		Focus Venture Partner Inc
		Focus Venture Partner Inc
					$2,750,000.00